Exhibit 5.1






                                                       December 6, 1996



American Restaurant Group Holdings, Inc.
450 Newport Center Drive
Newport Beach, California 92660

Ladies and Gentlemen:

              We have acted as counsel for American Restaurant Group Holdings,

Inc., a Delaware corporation (the "Company"), in connection with the

Registration Statement on Form S-4 (the "Registration Statement") filed by the

Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance by the Company of $17,000,000 aggregate principal amount of its 14%

Senior Discount Debentures due 2005, Series B (the "Exchange Debentures"),

which are to be offered by the Company in exchange for $17,000,000 aggregate principal amount of its outstanding 14% Senior Discount Debentures due 2005,

Series A (the "Debentures").

              We have examined an executed copy of the Registration Statement and the Indenture dated as of December 1, 1993, as supplemented by the First

Supplemental Indenture thereto, dated as of March 13, 1996 (the "Debenture

Indenture") between the Company and United States Trust Company of New York, as

Trustee (the "Debenture Trustee"), which has been filed with the Commission as an Exhibit to the Registration Statement.  In addition, we have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records,

agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the
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Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

              In such examination, we have assumed that the Debenture Indenture has been duly authorized, executed and delivered by the Debenture Trustee.  In addition, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

              Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that, when the Registration

Statement shall have become effective, the Exchange Debentures, when executed and authenticated in accordance with the provisions of the Indenture and delivered in exchange for the Debentures as contemplated in the Registration

Statement and the Indenture, will constitute valid and legally binding obligations of the Company in accordance with and subject to the terms thereof and of the Indenture.

              Our opinion set forth above is subject to the effects of

bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally,

general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

              We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.  This opinion is rendered to you solely in connection with the above-described transaction and may not be relied upon for any other purpose without our prior written consent.
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              We hereby consent to the use of this opinion as an Exhibit to the

Registration Statement and any amendment thereto and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

                                               Very truly yours,


                                               /s/ Simpson Thacher & Bartlett
                                               SIMPSON THACHER & BARTLETT